UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 26 and April 28, 2011, 1st Source Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”)  and an Amended Current Report on Form 8-K (the “Amended 8-K”), respectively, to, among other things, report the results of the voting at the annual shareholders meeting held April 21, 2011 on a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. The Company’s Board of Directors has since evaluated the results of that non-binding advisory vote and made a determination as to whether the Company will submit future non-binding votes on executive compensation to the shareholders for consideration every one, two, or three years. This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K and the Amended 8-K to provide information regarding the Board of Director’s determination.  No other changes are being made to the Original 8-K or the Amended 8-K.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported in the Original 8-K and the Amended 8-K, a majority of the shares voted at the annual meeting of shareholders on a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of named executive officers voted for the Company to hold votes every three years. In light of this result and after further discussion by the Board of Directors, the Board determined at its meeting on July 21, 2011, that the Company will hold non-binding advisory votes to approve the compensation of named executive officers every three years until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 21, 2011	/s/CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: July 21, 2011	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer